UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2022

American Virtual Cloud Technologies, Inc.
(Exact Name of registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Peachtree Street, Suite 629 Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 239-2863
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 15, 2022, the Board of Directors (the “Board”) of American Virtual Cloud Technologies, Inc. (the “Company”) appointed Charles Sweet to the Board, filling an existing vacancy.

Mr. Sweet, age 66, is President of IRC Consulting, Inc., an independent advisory practice he established in 1998. He also serves on the advisory council of Cyprium Partners, a private investment firm. He has previously served as Chief Executive Officer of Bennett Marine, Inc., BMJ Medical Management, Inc., Intrepid USA, Inc., Petropac Solutions, Inc., Physician Health Corporation, Response Oncology, Inc., Sarcom, Inc. and Snelling Holdings, LLC. Mr. Sweet also currently serves on the boards of two private companies, and has previously served on the boards of numerous companies.

In connection with Mr. Sweet’s appointment, the Company entered into a letter agreement with Mr. Sweet pursuant to which, among other things, Mr. Sweet will be entitled to receive a fee of $20,000 per month for service on the Board, and containing customary confidentiality obligations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	/s/ Kevin Keough
	Name:	Kevin Keough
	Title:	Chief Executive Officer

Date: December 21, 2022

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